UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 5, 2023

SOLAREDGE TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (9) 957-6620

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2023, the Board of Directors of SolarEdge Technologies, Inc. (the “Company”) increased the number of directors on the Board of Directors from seven to eight with the one newly created directorship being allocated to Class II, effective as of such date, and, effective immediately, appointed Ms. Dana Gross to the Company’s Board of Directors as an independent Class II director to hold office until the next election of Class II directors at the Company’s 2026 Annual Meeting of Stockholders and until her successor shall have been duly elected and qualified or until her earlier death, resignation, removal, retirement or disqualification. In connection with her appointment to the Board of Directors, Ms. Gross was appointed to serve on the Audit Committee of the Board.

Ms. Gross joins the Company as a well-seasoned board member. Ms. Gross currently serves on the boards of Tower Semiconductors Ltd. (Nasdaq: TSEM) and Playtika Holding Inc. (Nasdaq: PLTK), and since 2022, she has served as Head of Strategic Initiatives at Fiverr International Ltd. (NYSE: FVRR), an online marketplace. Previously, she was Chief Operating Officer of Prospera Technologies, an AI company, between 2016 and 2021, when it was acquired by Valmont Industries (NYSE: VMI). Ms. Gross holds a BSc. Industrial Engineering from Tel-Aviv University and an M.A. in business administration from San Jose State University

Ms. Gross will participate in the Company’s standard compensation program for non-employee directors. Specifically, as compensation for her service as a director, Ms. Gross will be entitled to (i) an initial equity award in the form of restricted stock units, with a grant date value of $150,000 and (ii) an annual equity award in the form of restricted stock units with a grant date value of $195,000, subject to proration for the portion of 2023 for which she will serve. The initial restricted stock unit award is scheduled to vest in equal annual installments over three years, and the annual restricted stock unit award is scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the Company’s next regular Annual Meeting of Stockholders, in each case, subject to continued Board service through the applicable vesting date.  She is also eligible for a cash retainer of $70,000 per year, and a committee retainer for serving as a member of the Audit Committee of $12,500 per year. Ms. Gross will also enter into a standard indemnification agreement with the Company, a form of which is attached hereto as Exhibit 10.1.

There are no transactions involving Ms. Gross and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Gross and any other person pursuant to which he was selected to serve as a director.

A press release, dated July 7, 2023, announcing the appointment of Ms. Gross to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.1	Form of Indemnification Agreement
Exhibit 99.1	Press release July 7, 2023
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: July 7, 2023	By:	/s/ Rachel Prishkolnik
	Name:	Rachel Prishkolnik
	Title:	General Counsel and Corporate Secretary